SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2011

ELEPHANT TALK COMMUNICATIONS CORP.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

19103 Centre Rose Boulevard Lutz, FL 33558 United States
(Address of principal executive offices)

+ 1 813 926 8920
(Issuer's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2011, Elephant Talk Communications, Inc. (the “Company”) received notification that its certificate of merger (the “Certificate of Merger”) of Elephant Talk Communications, Inc. a California corporation, into Elephant Talk Communications Corp. (“ETAK Delaware”), a Delaware corporation, was accepted by the Delaware Secretary of State on September 26, 2011.  The Certificate of Merger was filed with the California Secretary of State on September 26, 2011.  Pursuant to the Certificate of Merger, the Company was merged with and into ETAK Delaware such that the Company is now a Delaware corporation (the “Reincorporation”).

The mechanism of the Reincorporation, reasons for the Reincorporation and comparison of the certificate of incorporations and bylaws of the Company and ETAK (Delaware), the surviving company, were outlined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 26, 2011.  Attached hereto are Exhibit 3.1, a copy of Agreement and Plan of Merger entered by and between the Company and ETAK (Delaware), Exhibit 3.2, a copy of the Certificate of Merger, Exhibit 3.3, a copy of the Certificate of Incorporation of ETAK (Delaware) which was effective on September 26, 2011 and Exhibit 3.4, a copy of the Bylaws of ETAK (Delaware) which was effective on September 26, 2011.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
3.1
Agreement and Plan of Merger between Elephant Talk Communication Corp, a Delaware corporation and Elephant Talk Communications, Inc., a California corporation, Incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed on July 26, 2011.

3.2	Certificate of Merger
3.3	Certificate of Incorporation of Elephant Talk Communication Corp., a Delaware corporation, incorporated by reference to Appendix B to the Company's Definitive Proxy Statement filed on July 26, 2011.
3.4	Bylaws of Elephant Talk Communication Corp., a Delaware corporation, incorporated by reference to Appendix C to the Company's Definitive Proxy Statement filed on July 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2011	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer